Exhibit 32.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of International Fight League, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Larkin, President and Interim Chief Executive Officer of the Company, and Michael C. Keefe, Executive Vice President and Acting Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date: August 27, 2008

/s/ Jay Larkin
Jay Larkin
President and Interim Chief Executive Officer

/s/ Michael C. Keefe
Michael C. Keefe
Executive Vice President
and Acting Chief
Financial Officer